Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE DISTRIBUTION

Alliance Financial Corporation Declares Quarterly Dividend

Syracuse, NY, September 14, 2006 — Alliance Financial Corporation (NASDAQ: ALNC), the holding company for Alliance Bank, N.A., announced that its Board of Directors has declared a quarterly dividend of $0.22 per common share. The dividend is payable on October 10, 2006 to shareholders of record on September 26, 2006.

With approximately $1 billion in assets, Alliance Financial Corporation is an independent bank holding company whose primary subsidiary, Alliance Bank, N.A., provides banking, commercial leasing, trust and investment services through 21 Central New York locations, and through its website at www.alliancebankna.com.

Contact:	Alliance Financial Corporation J. Daniel Mohr, Treasurer and CFO (315) 475-4478

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